Exhibit 3


                             JOINT FILING AGREEMENT

         This will confirm the agreement by and between the undersigned that the Statement on Schedule 13D (the "Statement") filed on or about this date relating to the offer by Spirit Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of McKesson Corporation, a Delaware corporation, to purchase all the outstanding shares of common stock, par value $0.01 per share, of D & K Healthcare Resources, Inc., a Delaware corporation, is being filed on behalf of the undersigned.

         Each of the undersigned hereby acknowledges that pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, that each person on whose behalf the Statement is filed is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; and that such person is not responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

         This Agreement may be executed in one or more counterparts by each of the undersigned, and each of which, taken together, shall constitute one and the same instrument.

Date:  July 22, 2005


                                        MCKESSON CORPORATION


                                        By: /s/ Ivan D. Meyerson
                                            -----------------------------------
                                        Name:  Ivan D. Meyerson
                                        Title: Executive Vice President,
                                               General Counsel and Secretary


                                        SPIRIT ACQUISITION CORPORATION


                                        By: /s/ Nicholas A. Loiacono
                                            -----------------------------------
                                        Name: Nicholas A. Loiacono
                                        Title: Vice President and Treasurer